Exhibit 99

Slide 1:
2006 Annual Meeting

April 20, 2006
4:00 p.m.
West Bank Plaza
Conference Room

Slide 2

Regulation FD – Forward-Looking Statements

•	The information contained in this presentation and other financial reports may contain forward-looking statements about the Company’s growth and acquisition strategies, new products and services, and future financial performance, including earnings and dividends per share, return on average assets, return on average equity, efficiency ratio and capital ratio. Certain statements in this presentation constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking information is based upon certain underlying assumptions, risks and uncertainties. Because of the possibility of change in the underlying assumptions, actual results could differ materially from these forward-looking statements. Risks and uncertainties that may affect future results include: interest rate risk, competitive pressures, pricing pressures on loans and deposits, actions of bank and non-bank competitors, changes in local and national economic conditions, changes in regulatory requirements, actions of the Securities and Exchange Commission and/or the Federal Reserve Board, and customer’s acceptance of the Company’s products and services. The Company undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Slide 3:
Our Vision

We will be the best financial solutions company in Iowa

Slide 4:
Our Business Mission

We will be the recognized leader for providing financial solutions and community service in our markets. We will build long-term customer relationships and focus personalized solutions:

– – – –	Small to medium sized businesses Associations, non-profit and governmental organizations Targeted individual consumer groups Correspondent banks

Slide 5:
Our Employee Mission

We will provide a quality work environment that attracts, fairly compensates, retains and develops people who serve our clients with superior financial solutions

Slide 6:
Our Values

We will serve the best interests or our employees, communities and shareholders by working in partnership with our clients to provide superior financial solutions. We will ethically, aggressively and professionally serve the existing and future needs of our clients.

We will	– – –	Place our clients’ interests first Demonstrate community leadership Conduct ourselves with integrity and respect

– Provide a quality work environment that inspires our employees to work in partnership with our clients and each other

Slide 7:
Financial Review

•	For purposes of this analysis, the peer group consists of all bank holding companies in the United States with consolidated assets between $1 billion and $3 billion.

•	As of December 31, 2005, there were 240 bank holding companies in this peer group.

•	This information is available at the following website: www.ffiec.gov/nic/.

Slide 8:
Deposits as a % of Total Assets

WTBA		Peer Group	Percentile

Core deposits	50.06%	62.35%	12th

CD’s over $100,000	21.62%	14.67%	82nd

Slide 9:
Loan Categories as a % of Total Loans

WTBA		Peer Group	Percentile

Commercial RE	49.59%	49.69%	52nd

Commercial & Industrial	33.80%	14.38%	97th

Residential RE	9.96%	22.76%	19th

Consumer	1.43%	4.71%	29th

Other loans	4.86%	1.44%	90th

Slide 10:
Asset Categories as a % of Total Assets

WTBA		Peer Group	Percentile

Loans	69.10%	69.63%	46th

Investments	21.80%	21.26%	n/a

Total earning assets	90.90%	90.89%	48th

Other assets	9.10%	9.02%	38th

Total	100.00%	100.00%

Slide 11:
Credit Quality Measures

WTBA		Peer Group	Percentile

Allowance as % of total loans	0.88%	1.23%	11th

Allowance as % of non-accrual loans	183.72%	647.93%	23rd

Allowance as % of non-accrual loans plus loans 90 days past due	153.03%	425.40%	24th

Net charge-offs as % of average loans	0.09%	0.15%	42nd

Slide 12:
Credit Quality Measures (continued)
Past Due Loans as a % of Total Loans

WTBA		Peer Group	Percentile

30-89 days	0.07%	0.57%	9th

90 days and still accruing interest	0.09%	0.06%	70th

Non-accrual	0.48%	0.43%	61st

Slide 13:
Income Statement Composition
Categories as a % of Average Assets

WTBA		Peer Group	Percentile

Interest income	5.48%	5.73%	33rd

Interest expense	2.10%	1.98%	59th

Net interest income	3.37%	3.76%	26th

Non-interest income	0.94%	1.00%	46th

Non-interest expense	1.57%	2.88%	2nd

Pre-tax income	2.63%	1.74%	91st

Net income	1.68%	1.16%	89th

Slide 14:
Capital Adequacy

WTBA		Peer Group	Percentile

Equity as % of Assets	8.40%	8.38%	51st

Tier 1 Leverage Ratio	8.32%	8.80%	37th

Tier 1 Risk Based Capital Ratio	10.08%	11.33%	29th

Total Risk Based Capital Ratio	10.85%	12.79%	14th

Tangible Equity as % of Tangible Assets	6.36%	7.13%	36th

Capital ratios at the end of 2005 were lower than in the past due to the acquisition of IMG. The goodwill which was recorded in the acquisition is subtracted from both sides of the equation in calculating capital ratios.

Slide 15:
Shareholder Return

WTBA		Peer Group	Percentile

Cash Dividend as % of Net Income	53.25%	27.20%	86th

Total Return	2005	2004
WTBA	10.01%	11.17%

SNL MW Bank Index	-3.64%	12.84%

Nasdaq-Total US	2.18%	9.13%

Slide 16:
Summary of 1st Quarter

	2006	2005
Loans	$930 million	$742 million

Deposits	$969 million	$870 million

Net income	$4,545,000	$4,842,000

ROE	17.60%	20.08%

ROA	1.45%	1.68%

NIM	3.42%	3.72%

Efficiency ratio	45.17%	36.44%

Efficiency ratio (Bank only)	35.05%	32.26%

Allowance as % of loans	0.87%	0.93%

Slide 17:
1st Quarter NIM Comparison

	2006	2005	Change
Loan yield	7.05%	6.08%	.98%

Investment yield	4.71%	4.48%	.23%

Fed funds sold yield	4.55%	2.89%	1.66%

Yield on earning assets	6.49%	5.52%	.96%

Cost of deposits	3.46%	1.73%	1.73%

Cost of borrowings	4.90%	3.56%	1.34%

Cost of funds	3.74%	2.23%	1.50%

Net interest spread	2.75%	3.29%	-.54%

Net interest margin	3.42%	3.72%	-.30%

Slide 18:
2005 Highlights

Employees

•	Over 60% of employees are owners of the Company through Employee Savings and Stock Ownership Plan

•	Invested in effective technology – Platform system – ALM/Profitability model

The ALM/Profitability model will help management decide what products to offer, where to locate branches, and how to staff and run the branches.

The implementation of mystery shopping improved customer service

Slide 19:
2005 Employee Awards

David L. Miller Award – Rod Weikert
West Bank Outstanding Performance Award – Pam Wolf
VMF Capital Outstanding Performance Award – Christine Angstman
Community Spirit Award – Al Petersen

Slide 20:
2005 Highlights

Clients

•	Expanded our product offerings

•	Improved the quality and increased the frequency of our employee training

In addition two new marketing campaigns were introduced

The performance of VMF exceeded benchmarks in most categories. The small cap and mid cap funds were in the top 10 per “Pension & Investments Magazine”.

Slide 21:
2005 Highlights

Shareholders

•	Our investment in VMF Capital and the Eastern Iowa bank market improved our net income

•	Paid a cash dividend of $.64 for a dividend yield of 3.51%

•	Produced a total rate of return on an investment in our stock from January 1, 2005 through December 31, 2005 of 10.01%

–NASDAQ Total U.S. – 2.18% –SNL Midwest Bank Index – (3.65%)

Slide 22:
2005 Highlights

Community

•	Made 56 grants totaling $203,800 to projects in our communities

•	Contributed in excess of 10,000 hours of volunteer time

Slide 23:
What is new for 2006?

•	The Company will work on a marketing branding campaign which will reintroduce the “Decidedly Different” tagline.

•	The Company will continue to focus on quality service with mystery shopping and an on-line training system.

•	The acquisition of IMG expands our fee income base. The combined assets under management by IMG and VMF make them the largest asset manager headquartered in the state other than the Principal Financial Group.

•	Would like to expand the geographic footprint of the Company.

•	The bank will add 1 or 2 new branches to expand convenient service to our customers:

- The office on the east side of Des Moines will be relocated
— We are currently looking for land in Waukee for a new office
— We are also looking for a new location for the Coralville branch

•	Treasury management will expand with the recent addition of a full-time experienced treasury manager.

•	We will continue to improve technology and will be implementing an on-line teller system.

Slide 24:
2006 Objectives

Do the right thing for all of our stakeholders

If we provide a high quality work environment for employees and make this a fun and productive place to work:

We will accomplish our mission with our clients

We will generate a sound return for our shareholders

This will allow us to give back to the community